UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 14, 2008

American Apparel, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-32697	20-3200601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, California	90021-1106
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(213) 488-0226
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 14, 2008, American Apparel, Inc. (the “Company”) issued a press release announcing its results of operations for the second quarter of 2008. The press release is furnished herewith as Exhibit 99.1. The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

On August 14, 2008, the Company held an earnings conference call (the “Earnings Call”) to discuss the Company’s results of operations for the second quarter of 2008. The Company’s Form 10-Q for the quarter ended June 30, 2008 states that the Company entered into an agreement to purchase the leasehold interests of seven retail locations.  On the Earnings Call, it was stated that the Company assumed a total of eight Sharper Image leases.  For clarification purposes, seven of the eight leases were acquired through the purchase and sale agreement to acquire leases out of the Chapter 11 bankruptcy sale of Sharper Image, and the last lease was acquired through a subsequent purchase and sale agreement which is expected to be approved by the bankruptcy court. A copy of the transcript of the Earnings Call, showing the original words spoken and a clarification note, is furnished herewith as Exhibit 99.2.

The information in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act nor shall it be deemed incorporated by reference in any filing under the Securities Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press release, dated August 14, 2008, of American Apparel, Inc.

99.2         Transcript of the Second Quarter 2008 Earnings Conference Call held on August 14, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Date: August 14, 2008	By:	/s/ Dov Charney
Name: Dov Charney
Title: President and Chief
Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated August 14, 2008, issued by American Apparel, Inc.

99.2	Transcript of the Second Quarter 2008 Earnings Conference Call held on August 14, 2008.